Exhibit 24

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Bret S. Price or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-K has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ Larry F. Mazza	Date: March 16, 2015
Larry F. Mazza, President and CEO

/s/ Bret S. Price	Date: March 16, 2015
Bret S. Price, Senior Vice President and CFO

/s/ David B. Alvarez	Date: March 16, 2015
David B. Alvarez, Director

/s/ Stephen R. Brooks	Date: March 16, 2015
Stephen R. Brooks, Director

/s/ James J. Cava, Jr.	Date: March 16, 2015
James J. Cava, Jr., Director

/s/ Joseph P. Cincinnati	Date: March 16, 2015
Joseph P. Cincinnati, Director

/s/ Harry E. Dean III	Date: March 16, 2015
Harry E. Dean III, Director

/s/ John W. Ebert	Date: March 16, 2015
John W. Ebert, Director

/s/ Gayle C. Manchin	Date: March 16, 2015
Gayle C. Manchin, Director

/s/ Kelly R. Nelson	Date: March 16, 2015
Kelly R. Nelson, Director

/s/ J. Christopher Pallotta	Date: March 16, 2015
J. Christopher Pallotta, Director

/s/ Nitesh S. Patel	Date: March 16, 2015
Nitesh S. Patel, Director

/s/ Jimmy D. Staton	Date: March 16, 2015
Jimmy D. Staton, Director

/s/ Roger J. Turner	Date: March 16, 2015
Roger J. Turner, Director

/s/ Samuel J. Warash	Date: March 16, 2015
Samuel J. Warash, Director